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                                                              Exhibit 16.1

June 18, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Re:    Avalon Digital Marketing Systems, Inc.
       File No. 000-28403

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Avalon Digital Marketing Systems, Inc. dated July 16, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP



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